Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

Trump Hotels & Casino Resorts Holdings, L.P.

(Exact name of obligor as specified in its charter)

Delaware	13-3818407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Hotels & Casino Resorts Funding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3818405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Indiana, Inc.

(Exact name of obligor as specified in its charter)

Delaware	22-3216299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Indiana Realty, LLC

(Exact name of obligor as specified in its charter)

Delaware	22-3593584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Taj Mahal Associates

(Exact name of obligor as specified in its charter)

New Jersey	13-3469507
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Plaza Associates

(Exact name of obligor as specified in its charter)

New Jersey	22-3241643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Marina Associates

(Exact name of obligor as specified in its charter)

New Jersey	22-2608426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trump Hotels & Casino Resorts Development Company, LLC

(Exact name of obligor as specified in its charter)

Delaware	22-3522230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8.5% Senior Secured Notes due 2015

(Title of the Indenture Securities)

Item 1.	General Information. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with the Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.	Voting Securities of the Trustee. Furnish the following as to each class of voting securities of the trustee:

As of April 8, 2005
Col. A Title of Class	Col. B Amount Outstanding
Common Stock, par value $5.00 per share	3,640,000 shares

Item 4.	Trusteeships Under Other Indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture

(i) U.S. Bank National Association is the trustee under the indenture, dated as of April 17, 1996, among Trump Atlantic City Associates, and Trump Atlantic City Funding, Inc., as issuers, the guarantors named therein and First Bank National Association (predecessor-in-interest to U.S. Bank National Association), as trustee, pursuant to which the $1.2 billion aggregate principal amount of 11.25% First Mortgage Notes due 2006 (the “TAC I Notes”) were issued.

(ii) U.S. Bank National Association is the trustee under the indenture, dated as of December 10, 1997, among Trump Atlantic City Associates and Trump Atlantic City Funding II, Inc., as issuers, the guarantors named therein and the trustee, pursuant to which the $75 million aggregate principal amount of 11.25% First Mortgage Notes due 2006 (the “TAC II Notes”) were issued.

(iii) U.S. Bank National Association is the trustee under the indenture, dated as of December 10, 1997, among Trump Atlantic City Associates and Trump Atlantic City Funding III, Inc., as issuers, the guarantors named therein and the trustee, pursuant to which the $25 million aggregate principal amount of

11.25% First Mortgage Notes due 2006 (the “TAC III Notes,” together with the TAC I Notes and TAC II Notes, the “TAC Notes”) were issued.

(iv) U.S. Bank National Association is the trustee under the indenture, dated as of March 25, 2003, among Trump Casino Holdings, LLC and Trump Casino Funding, Inc., as issuers, the guarantors named therein and the trustee, pursuant to which the $425 million aggregate principal face amount of 11.625% First Priority Mortgage Notes due 2010 (the “TCH First Priority Notes”) were issued.

(v) U.S. Bank National Association, is a trustee under the indenture, dated as of March 25, 2003, among Trump Casino Holdings, LLC and Trump Casino Funding, Inc., as issuers, the guarantors named therein and the trustee, pursuant to which the approximately $70.9 million aggregate principal face amount (including approximately $5.9 million aggregate principal face amount of such notes that have been issued as payments-in-kind thereon) of 17.625% Second Priority Mortgage Notes due 2010 (the “TCH Second Priority Notes,” together with the TCH First Priority Notes, the “TCH Notes”) were issued.

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

On the date of issuance of the New Notes, the relevant obligors and guarantors of the TAC Notes and TCH Notes intend to extinguish the TAC Notes and TCH Notes.

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, identify each such person having any connection and state the nature of such condition.

None.

Item 6.	Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

As of April 8, 2005
Col. A Name of Owner	Col. B Title of Class	Col. C Amount Owned Beneficially	Col. D Percent of Voting Securities Represented by Amount given in Col. C

Based upon an examination of the books and records of the trustee, the amount of voting securities of the trustee beneficially owned by the obligors and their directors, partners and executive officers, taken as a group is none.

Item 7.	Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of such underwriter:

As of April 8, 2005
Col. A Name of Owner	Col. B Title of Class	Col. C Amount Owned Beneficially	Col. D Percent of Voting Securities Represented by Amount given in Col. C

Based upon an examination of the books and records of the trustee, the amount of voting securities of the trustee beneficially owned by any underwriter for the obligors and their directors, partners and executive officers, taken as a group is none.

Item 8.	Securities of the obligor owned or held by the trustee. Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

As of April 8, 2005
Col. A Title of Class	Col. B Whether the Securities Are Voting or Nonvoting Securities	Col. C Amount Owned Beneficially or Held as Collateral Security for Obligations in Default	Col. D Percent of Class Represented by Amount Given in Col. C

The trustee does not beneficially own or hold as collateral security for obligations in default any securities of any class of the obligors.

Item 9.	Securities of underwriters owned or held by the trustee. If the trustee owned beneficially or holds as collateral security for obligations in default any securities on an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

As of April 8, 2005
Col. A Title of Issuer And Title of Class	Col. B Amount Outstanding	Col. C Amount Owned Beneficially or Held as Collateral Security for Obligations in Default by Trustee	Col. D Percent of Class Represented by Amount Given in Col. C

The trustee does not beneficially own or hold as collateral security for obligations in default any securities of any class of an underwriter for the obligors.

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

As of April 8, 2005
Col. A Title of Issuer And Title of Class	Col. B Amount Outstanding	Col. C Amount Owned Beneficially or Held as Collateral Security for Obligations in Default by Trustee	Col. D Percent of Class Represented by Amount Given in Col. C

The trustee does not beneficially own or hold as collateral security for obligations in default any voting securities of any class of a person who, to the knowledge of the trustee, (i) owns 10% or more of the voting securities of any of the obligors or (ii) is an affiliate, other than a subsidiary, of any of the obligors.

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

As of April 8, 2005
Col. A Title of Issuer And Title of Class	Col. B Amount Outstanding	Col. C Amount Owned Beneficially or Held as Collateral Security for Obligations in Default by Trustee	Col. D Percent of Class Represented by Amount Given in Col. C

The trustee does not beneficially own or hold as collateral security for obligations in default any securities of any class of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of any obligor.

Item 12.	Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

As of April 8, 2005
Col. A Nature of Indebtedness	Col. B Amount Outstanding	Col. C Dated Due

The obligors do not have any obligations outstanding to the trustee.

Item 13.	Defaults of the Obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

As a result of the Debtors’ chapter 11 filing, events of default may be deemed to have occurred under the indentures governing the TAC Notes and TCH Notes. If such defaults were deemed to exist, the principal amount plus accrued and unpaid interest on the TAC Notes and TCH Notes could be accelerated and become due and payable immediately, among other remedies. Due to the Debtors’ chapter 11 filing, however, the ability of creditors to seek remedies to enforce their rights are stayed and creditor rights of enforcement are subject to the applicable provisions of the United States Bankruptcy Code. Furthermore, pursuant to a restructuring support agreement entered into by certain holders of TAC Notes and TCH Notes, such holders have agreed not to exercise any rights under the indentures governing the TAC Notes or TCH Notes, except as consistent with such agreement, and to support the Plan.

Item 14.	Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

None of the underwriters is an affiliate of the trustee.

Item 15.	Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.

Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4.**

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2004 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Statement Number 333-67188.

**	(i) The indenture governing the TAC I Notes was filed as Exhibit 10.26.1 to Trump Hotels & Casino Resorts, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (ii) the indenture governing the TAC II Notes was filed as Exhibit 4.31 to Trump Atlantic City Associates’ Registration Statement on Form S-4 (File No.: 333-43979), (iii) the indenture governing the TAC III Notes was filed as Exhibit 4.33 to Trump Atlantic City Associates’ Annual Report on Form 10-K for the year ended December 31, 1997, (iv) the indenture governing the TCH First Priority Notes was filed as Exhibit 4.1.1 to Trump Casino Holdings, LLC’s and Trump Casino Funding, Inc.’s Registration Statement on Form S-4 (File No.: 333-104916), and (v) TCH Second Priority Notes was filed as Exhibit 4.1.2 to the Trump Casino Holdings, LLC’s and Trump Casino Funding, Inc.’s Registration Statement on Form S-4 (File No.: 333-104916).

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the trustee by the obligors. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 8th of April, 2005.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Lori-Anne Rosenberg
Lori-Anne Rosenberg
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 8, 2005

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Lori-Anne Rosenberg
Lori-Anne Rosenberg
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2004

($000’s)

9/30/2004
Assets
Cash and Due From Depository Institutions	$6,340,324
Federal Reserve Stock	0
Securities	41,160,517
Federal Funds	2,727,496
Loans & Lease Financing Receivables	122,755,374
Fixed Assets	1,791,705
Intangible Assets	10,104,022
Other Assets	9,557,200

Total Assets	$194,436,638
Liabilities
Deposits	$128,301,617
Fed Funds	8,226,759
Treasury Demand Notes	0
Trading Liabilities	156,654
Other Borrowed Money	25,478,470
Acceptances	94,553
Subordinated Notes and Debentures	6,386,971
Other Liabilities	5,910,141

Total Liabilities	$174,555,165
Equity
Minority Interest in Subsidiaries	$1,016,160
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,054,825

Total Equity Capital	$19,881,473
Total Liabilities and Equity Capital	$194,436,638

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

Date: April 8, 2005